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                                                                   EXHIBIT 10.30

                                 DEFERRAL AGREEMENT
                                 ------------------

     This Deferral Agreement is entered into this as of the 30th day of January, 1998, and is between _____________ (hereinafter referred to as "XX") and ALLMERICA FINANCIAL CORPORATION, Worcester, Massachusetts (hereinafter referred to as the "Company"). This Agreement is entered into before XX has any right, title or interest in the shares of the Company (the "Shares") which are the subject matter of this Deferral Agreement. The Shares will, for a period of three years, be restricted in accordance with the terms and conditions of a certain Restricted Stock Agreement between the Company and XX dated as of January 30, 1998 (the "Restricted Stock Agreement") and a certain Converted Stock Agreement between the Company and XX dated as of January 30, 1998 (the "Converted Stock Agreement"). XX and the Company wish to defer XX's receipt of some or all of the Shares if at the time the restrictions under the Restricted Stock Agreement and the Converted Stock Agreement lapse XX is or in the sole opinion of the Company may be a "covered employee" as that term is currently or as it may be defined in Internal Revenue Code Section 162(m) (a "Covered Employee"). The Shares (or some of the Shares) will only be distributed to XX if distributing the Shares to XX will not violate the provisions of IRC Section 162(m)(1). The Shares (or some of the Shares) will be distributed to XX as soon as the Shares can be distributed to XX without a violation of Section 162(m)(1).


                                   ARTICLE I
                                   ---------
                                  Definitions
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     1.01  "Beneficiary" shall mean any person, corporation or trust, or combination of these, last designated by XX in writing and filed with the Company by XX during his lifetime. Any such designation or designations shall be revocable at any time or times, without the consent of any beneficiary, by a written instrument or nomination of beneficiary made by XX and similarly filed with the Company by him during his lifetime. In the absence of living designated beneficiaries, the corpus due hereunder shall be distributed to XX's estate pursuant to the terms hereof in one single distribution.

     1.02 "Interest Rate" shall mean the percentage used in determining the amount of Interest each year. The Interest Rate shall be the annual rate the Company is crediting on January 1 of each year for the Fixed Interest Account under the First Allmerica Financial Life Insurance Company 401(k) Plan. "Interest" shall mean the amount credited to any Dividends, accrued interest or other cash sums payable in connection with the Shares and deferred pursuant to the terms of this Deferral Agreement.

     1.03 "Account" shall mean a special memorandum account created by the Company on its books.

     1.04 "Dividends" shall mean any dividends declared in connection with the Shares.

     1.05 "Deferred Corpus" shall mean the Shares XX is entitled to receive under the Restricted Stock Agreement, the Converted Stock Agreement, the Deferred Amount and any other cash payments and interest thereon made in connection with the Shares. The Company, in its sole discretion, may convert the Shares and/or the Deferred Amount to cash and defer cash in lieu of the Shares and/or the Deferred Amount.
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     1.06  "Deferred Amount" shall mean the Dividends deferred hereunder plus interest accrued on such Dividends compounded annually. In the event the Company, at its sole discretion, purchases additional Shares of the Company's stock with the then existing Deferred Amount and/or any future Dividends, such Shares shall be considered part of the Deferred Amount and as such be subject to the terms and conditions of this Agreement.

     1.07 "Internal Revenue Code" shall mean the Internal Revenue Code of 1986 (as amended).

     1.08 The singular as used herein shall include the plural, the plural shall refer to the singular, and any pronoun shall refer to any gender when the context so permits.

                                  ARTICLE II
                                  ----------
                      Deferred Corpus and Deferred Amount
                      -----------------------------------

     2.01 XX hereby elects to defer in accordance with the terms of this Deferral Agreement the receipt of some or all of the Shares that may be delivered to him in accordance with the terms of the Restricted Stock Agreement and the Converted Stock Agreement. The amount and duration of such deferral shall be as set forth in Article III. XX also agrees that the Company may in its sole discretion convert some or all of the Deferred Amount into additional Shares of Company stock and that such Shares shall be subject to the terms and conditions of this Agreement.

     2.02 In addition, XX hereby elects to defer in accordance with the terms of this Deferral Agreement the receipt of any Dividends that may be due him at any time on the Shares. The Company annually, on December 31st of each year, shall credit to the Account an amount of Interest determined by applying the then-prevailing Interest Rate to the Deferred Amount. However, Dividends paid during the then current calendar year shall be credited with Interest only for the amount of time during the then current calendar year that such Dividends were credited to the Account. The Company may at its sole discretion purchase additional Shares of the Company's stock with the Deferred Amount and any future Dividends and construe any such Shares purchased as additional Deferred Corpus subject to the terms and conditions of this Agreement.

     2.03 If XX shall die prior to the date this Agreement is terminated, Interest to the extent it may be due shall be credited to the Account until the Deferral Agreement is paid over to the Beneficiary.

                                  ARTICLE III
                                  -----------
                               Manner of Payment
                               -----------------

     3.01 If at the time the restrictions under the Restricted Stock Agreement and the Converted Stock Agreement lapse, if XX is a Covered Employee or the Company in its sole discretion believes that XX will be a Covered Employee, the Company and XX hereby agree to defer an amount of Shares that would result in XX not being a Covered Employee or to defer all of the Shares to reduce the impact of Section 162(m) to the Company. The deferral of the Shares will continue until the time when the Company could distribute some or all of the Shares to XX without any negative impact to the Company due to IRC 162(m). If less than all of the Shares are distributed to XX, the

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Company will distribute to XX the maximum number of Shares that it may distribute to XX without any impact from IRC 162(m). This distribution will occur each year until all deferred Shares and the Deferred Amount have been completely distributed to XX.

     3.02 If XX dies while this Agreement is in effect, the Company shall deliver/pay to the Beneficiary the Deferred Corpus on the first day of the year immediately following XX's death.

     3.03 In the event XX ceases to be an employee of the Company, or any subsidiary of the Company, for any reason other than death, the Company shall, on the first day of the year following such event, deliver/pay to XX the Deferred Corpus with Interest credited on the Deferred Amount provided the restrictions under the Restricted Stock Agreement and the Converted Stock Agreement have lapsed. In the event XX ceases to be an employee for any reason other than death and the Shares have not or do not vest pursuant to the terms of the Restricted Stock Agreement or the Converted Stock Agreement, the Deferred Amount plus any Interest due will be paid to XX on the first business day in the calendar year following the termination of his employment.

                                  ARTICLE IV
                                  ----------
                              Further Provisions
                              ------------------

     4.01 The Shares shall receive the benefit of any stock, securities and/or cash received by shareholders of the Company pursuant to a plan of merger, consolidation, recapitalization or reorganization of the Company. The Shares shall also include any security received as a result of a stock split or stock dividend received by shareholders of the Company. If any cash is received in addition to Dividends, such cash shall also be deferred and be credited with Interest in the same manner as Dividends are credited with Interest. Any stock, securities and/or cash received, in connection with the Shares due to a plan of merger, consolidation, recapitalization, reorganization of the Company and/or as a result of a stock split or stock dividend shall be added to the Deferred Corpus and deferred pursuant to the terms of this Deferral Agreement. Any stock, securities and/or cash received pursuant to this Section shall be considered part of the Shares and shall not vest unless XX becomes vested in the Shares pursuant to the Restricted Stock Agreement and/or the Converted Stock Agreement.

     4.02 It is agreed that neither XX nor any other payee hereunder shall have any right to commute, sell, assign, transfer or otherwise convey the right to receive any payments hereunder, which payments and the right thereto are expressly declared to be non-assignable and non-transferrable, and in the event of any attempted assignment or transfer, the Company shall have no liability for failure to recognize any such assignment.

     4.03 This Agreement shall be binding upon the parties hereto, their beneficiaries, heirs, executors, administrators or successors.

     4.04 This Agreement shall be executed in duplicate counterparts, and each copy shall serve as an original for all purposes, but both counterpart copies shall constitute one and the same agreement.

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     4.05  All headings set forth in this Agreement are intended for convenience only, and shall not control or affect the meaning, constructions, or effect of this Agreement or of any of the provisions hereof.

     4.06 It is understood and agreed that the Deferred Corpus, Deferred Amount and the Account are and shall be owned by the Company and not by XX or by any other payee who shall be entitled to any payments under this Agreement. The Deferred Corpus and the Deferred Amount hereunder shall belong to the Company as part of its funds and for its own use and benefit. A trust is not created by this Agreement, nor shall a constructive trust be imposed. All payments payable and Shares to be distributed under this Agreement to XX or to any other payee shall be made by the Company, and both XX and any other payee always shall be general, unsecured creditors of the Company. All reference in this Agreement to the Account, to the Deferred Corpus and to the Deferred Amount are made herein solely as a means of measuring and determining the amount that the Company is to pay and the number of Shares that the Company is to deliver under this Deferral Agreement.


Attest:                             ALLMERICA FINANCIAL CORPORATION

                                    By:
--------------------------             -----------------------------
William J. Cahill, Jr.              Name:   John F. O'Brien
Assistant Secretary                      ---------------------------
                                    Title:  President and CEO
                                          --------------------------


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                                    XX



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